DIRECTORS STOCK OPTION AGREEMENT AND GRANT


          THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of the 15th day of May, 1997, (the "Grant Date"), by, between and among CRYOLIFE, INC., a Florida Corporation (the "Corporation"), and RONALD D. McCALL, a member of the Board of Directors of the Corporation (a "Director") and an individual residing in Tampa, Florida (the "Optionee").

                                   WITNESSETH:

          WHEREAS, the Corporation wishes to grant to the Optionee an option (the "Option") to purchase the number of shares of Common Stock set forth in this Agreement and under the terms and conditions set forth herein including the provision that the Option is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended ("Code");

          NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein and the mutual benefit to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1. Grant of Option: Subject to the terms and conditions set forth herein, the Corporation hereby grants to the Optionee the option to purchase, in the aggregate, up to 7,000 shares of the Common Stock (the "Shares") which shall consist of authorized and unissued shares of the Common Stock or, at the option of the Corporation, treasury shares of Common Stock. The Option shall be deemed granted by the Corporation to the Optionee as of the Grant Date.

          2. Option Price: The price of the Option shall be the last closing price of the Corporation's Common Stock on the NASDAQ/NMS on the day of the grant of the Option. The Option exercise price is the sum of $10.25 per share (the "Option Exercise Price").

          3. Option Period: Subject to the limitations set forth in this Agreement, the Option shall vest and become exercisable on November 17, 1997. Subject to the limitations set forth in this Agreement, the vested portion of an Option may be exercised at any time following the date on which it vests, provided that at the time of exercise all of the conditions set forth in this Agreement have been met. Notwithstanding the foregoing, no Option may be exercised later than five years after the date of grant thereof.



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          5.  Termination  of Option:  Except as herein  otherwise  stated,  the
Option, to the extent not previously exercised, shall terminate upon the first to occur of the following events:

A. Cessation of Service: Upon cessation of service as a Director (for reasons other than death), all Options, whether or not exercisable at the date of cessation of service, shall be forfeited by the Optionee; provided, however, that if an Optionee leaves the Board of Directors in "good standing" (for reasons other than death), such Optionee's Options shall remain in effect, vest, become exercisable and expire as if the Optionee had remained a Director of the Company. Whether or not a Director has left the Board in "good standing" shall be determined by the Company's Board of Directors, in its sole discretion; provided, however, that any Director who serves out his term but does not stand for re-election at the end thereof shall be deemed to have left the Board of Directors in "good standing".

B. Death: Upon the death of a Director, only those Options which were exercisable on the date of death shall be exercisable by his/her legal representatives or heirs. Such Options must be exercised within one year from date of death or they shall be automatically forfeited (but in no event may the Options be exercised beyond the last date which they could have been exercised had the Director not died).

C. Other: Sixty (60) months following the Grant Date.

          6. Delivery of Notice: The Optionee may exercise the Option only by delivering written notice to the Corporation of his intent to exercise the Option (the "Notice"). The Notice shall be delivered to the Corporation at its principal office at:


                                         1655 Roberts Blvd., N.W.
                                         Kennasaw, Georgia 30144

or such other address as may be designated by the Corporation. The Notice shall specify the number of Shares to be purchased in accordance with this Agreement and shall include payment in full of the Option Price.

          7. Payment: The Option Exercise Price shall be paid in cash in U.S. Dollars at the time the Option is exercised or in shares of Common Stock of the Company having an aggregate value equal to the Option Exercise Price. If the Option Exercise Price is paid by transfer of shares of Common Stock of the Corporation then the value

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of such shares will be determined by the last closing price of the Corporation's
Common Stock on the NASDAQ/NMS prior to the exercise of the options. The Option Exercise Price may be paid by a combination of cash and Common Stock. The phrase "shares of stock of the Company", includes shares which the director is entitled to purchase by reason of a stock option grant, sometimes called "option shares".

          8. Delivery of Shares to Optionee: Upon the Optionee's proper exercise of the Option, the Corporation shall deliver to the Optionee one or more certificates evidencing the number of Shares purchased pursuant to the exercise of the Option and such Shares shall be fully paid and nonassessable.

          9. Non-Transferability: The Option shall not be transferable by the Optionee other than by Will or by the laws of descent and distribution and may be exercisable during the Optionee's lifetime only by him or his guardian or legal representative.

          10. Optionee Not a Shareholder: The Optionee shall not be deemed, by reason of this option agreement, for any purposes to be a shareholder of the Corporation with respect to any of the shares of the capital stock of the Corporation or with respect to any of the Shares, except to the extent that the Option has been exercised, in whole or in part, and a stock certificate representing Shares has been issued to the Optionee. Notwithstanding this provision, it is understood and agreed that the Corporation and the Optionee shall make any required disclosure of the "beneficial ownership" of Shares which may be received upon a future exercise of the Option.

          11. No Restrictions on the Corporation: The grant of the Option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or any other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the assets or business of the Corporation, or any other corporate act or proceeding, whether of a similar character or otherwise.

          12. Reclassification, Consolidation, or Merger: The number of Option Shares may be adjusted by the Board of Directors if certain events such as merger, reorganization, consolidation, recapitalization, stock dividends, stock splits, or other changes in the Company's corporate structure affecting its Common Stock occur. No adjustments or substitution provided for in this Subsection, however, shall require the Corporation in any Agreement to sell a fractional share, and the total substitution or adjustment herein is and shall be limited accordingly.

          13. Optionee's Representations and Warranties: By execution of this

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Agreement, Optionee represents and warrants to the Company as follows:

A. Investment Representations and Warranties: The Optionee warrants and represents to the Corporation that he is acquiring the Option and, upon exercise of the Option, in whole or in part, the Shares for his own account for investment purposes and not with a view to distribution, as defined in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The Optionee further agrees that he will not sell, assign, transfer or pledge the Option or any of the Shares purchased by him pursuant to the exercise of the Option, unless and until either (i) a registration statement under the Securities Act covering the Shares becomes effective or (ii) the Corporation has received an opinion of counsel in form and substance satisfactory to the Corporation and its counsel that such sale, transfer, assignment or pledge may be accomplished without registration under the Securities Act.

B. Compliance with Withholding Rules: The Corporation shall have the right to adopt and apply rules governing the exercise of the Option and the issuance of Shares pursuant thereto which will ensure that the Corporation will be able to comply with the applicable provisions of any federal, state or local laws relating to the withholding of taxes.

C. No Tax Advice: The Optionee understands that neither the Corporation nor any of its affiliates, has given any advice regarding the federal income tax consequences of (i) the Agreement, or (ii) the grant of the Option, or (iii) the acquisition of the Shares upon exercise of the Option. The Optionee acknowledges that he has been encouraged to seek independent advice regarding the grant and the exercise of the Option herein.

          14. Legends: The Corporation shall have the discretion to require that the certificates representing the Shares shall bear such legends as are necessary to ensure the enforceability of the conditions and limitations set forth herein.


          15. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors-in-interest. All parties bound by this Agreement shall take any and all actions necessary or appropriate to effectuate the purposes and provisions hereof.

          16. Definition of "Affiliate": The term "affiliate" whenever used in this Agreement, shall mean a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the

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Corporation.

          17. Amendments and Waivers: Except as otherwise provided herein, no change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

          18. Complete Agreement: Except as otherwise provided herein, this Agreement constitutes and sets forth all of the final and complete promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to the matters set forth herein other than as set forth herein as it may be amended from time to time.

          19. Extension of Time to Perform: Whenever the time for the performance of any action or condition contained in this Agreement falls on a Saturday, Sunday or legal holiday, such time shall be extended to the next business date.

          20. Captions and Pronouns: The captions contained in this Agreement are for convenience of reference only and shall not in any way modify or limit the meaning or interpretation of this Agreement. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement or any section, paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

          21. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


          22. Counterparts: Any number of counterparts of this Agreement may be signed and delivered, and each shall be considered an original and together they shall constitute one agreement.

          23. Severability: This Agreement shall not be severable in any way, but if any provision should be held to be invalid, the invalidity shall not effect the validity of the remainder of this Agreement.


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          24. Restricted  Securities:  Optionee  recognizes and understands that this option and the Option Shares have not been and may not be in the future registered under the Securities Act of 1933, as amended (the "Act"), the Georgia Securities Act of 1973, as amended (the "Georgia Act"), or any other state securities law. Any transfer of the option (if otherwise permitted hereunder, and once exercised, the Option Shares) will not be recognized by the Corporation unless such transfer is registered under the Act, the Georgia Act, and any other applicable state securities laws or effected pursuant to an exemption from such registration which may then be available. Any share certificates representing the Option Shares may be stamped with legends restricting transfer thereof in accordance with the Corporation's policy with respect to unregistered shares of its Common Stock issued as a result of exercise of options. The Corporation may make a notation in its stock transfer records of the aforementioned restrictions on transfers and legends. Optionee recognizes and understands that the Option Shares may be restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 may not be available under certain circumstances and that Optionee's opportunity to utilize such Rule 144 to sell the Option Shares may be limited or denied. The Corporation shall be under no obligation to maintain or promote a public trading market for the class of shares for which the option is granted or to make provision for adequate information concerning the Corporation to be available to the public as contemplated under Rule 144. The Corporation will be under no obligation to recognize any transfer or sale of any Option Shares unless the terms and conditions of Rule 144 are complied with by the Optionee. By acceptance hereof, Optionee agrees that no permitted disposition of this option or any Option Shares shall be made unless and until (i) there is then in effect a registration statement under the Act, the Georgia Act, and applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) Optionee shall have notified the Corporation of a proposed disposition and shall have furnished to the Corporation a detailed statement of the circumstances surrounding such disposition, together with an opinion of counsel acceptable in form and substance to the Corporation that such disposition will not require registration of the shares so disposed under the Act, the Georgia Act, and any applicable state securities laws. The Corporation shall be under no obligation to permit such transfer or disposition on its stock transfer books unless counsel for the Corporation shall concur as to such matters.

          25. APPLICABLE TAXES: No later than the date as of which an amount first becomes includable in the gross income of the Optionee for Federal income tax purposes with respect to the exercise of the Option, the Optionee shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any Federal, state, or local taxes of any kind required by law to be


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withheld with respect to such amount.  The obligations of the Corporation  under this Agreement shall be conditional upon such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officers and the Optionee has executed this Agreement as of the date and year first above written.

   (SEAL)                                      THE CORPORATION:

                                               CRYOLIFE, INC.



                                               BY STEVEN G. ANDERSON, PRESIDENT
Attest:



Secretary for Corporation

                                               OPTIONEE:



                                               RONALD D. McCALL
                                               (Print name of Optionee)














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